As filed with the Securities and Exchange Commission on July 1, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rapport Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0724208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

99 High Street, Suite 2100

Boston, MA 02110

(857) 321-8020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Abraham N. Ceesay, M.B.A.

Chief Executive Officer

Rapport Therapeutics, Inc.

99 High Street, Suite 2100

Boston, MA 02110

(857) 321-8020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kingsley L. Taft

Stephanie A. Richards

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 1, 2025

PROSPECTUS

470,589 Shares of Common Stock

Offered by the Selling Stockholder

This prospectus relates to the proposed resale or other disposition from time to time, in one or more offerings, by the selling stockholder identified in this prospectus of up to an aggregate of 470,589 shares of our common stock, par value $0.001 per share. The shares being offered were issued and sold to the selling stockholder in a private placement (the “private placement”) pursuant to a Share Purchase Agreement, dated as of June 6, 2024, to which we and the selling stockholder are parties (the “Share Purchase Agreement”). We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of the shares by the selling stockholder.

We are registering the resale of the shares of our common stock covered by this prospectus to satisfy certain of our obligations under the terms of the Share Purchase Agreement.

We have agreed, pursuant to the terms of the Share Purchase Agreement, to pay all fees and expenses incurred in connection with the registration of these shares of our common stock. The selling stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of our common stock.

The selling stockholder, including its pledgees, donees, transferees or other successors-in-interest, may sell the shares of common stock on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See section titled “Plan of Distribution” elsewhere in this prospectus for more information about how the selling stockholder may sell or otherwise dispose of its shares of common stock hereunder.

The selling stockholder may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholder may sell its shares of common stock hereunder following the effective date of the registration statement of which this prospectus forms a part.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Summary-Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Our common stock is listed on The Nasdaq Global Market under the symbol “RAPP.” On June 27, 2025, the closing price for our common stock, as reported on The Nasdaq Global Market, was $11.43 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our common stock involves certain risks. See “Risk Factors” on page 1 of this prospectus as well as those included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder may, from time to time, sell the shares of our common stock described in this prospectus in one or more offerings.

Neither we, nor the selling stockholder, have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained in or incorporated by reference in this prospectus. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which it relates, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the applicable dates of the documents incorporated by reference, even though this prospectus is delivered or shares are sold on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We are responsible for all of the disclosures contained in this prospectus, and we believe that these sources are reliable; however, we have not independently verified the information contained in such publications. In addition, such market data, industry statistics and other data may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” beginning on page 14 of this prospectus.

As used in this prospectus, unless the context otherwise requires, references to the terms “Rapport,” “Rapport Therapeutics,” “the Company,” “we,” “us” and “our,” and similar designations refer to Rapport Therapeutics, Inc. and, where appropriate, our wholly-owned subsidiary.

We intend to apply for various trademarks that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, SM and ™ symbols, but the omission of such references is not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks set forth in our filings with the SEC that are incorporated by reference herein and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as applicable, and the other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained herein, including statements regarding our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “anticipate,” “believe,” “contemplate,” “continue” “could,” “estimate,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “would,” “can,” “future” or the negative of these words or other similar expressions. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

•	our ability to identify, develop, and commercialize current and future product candidates based on our RAP technology platform;

•

the initiation, timing, progress, and results of our research and development programs, preclinical studies and clinical trials, including our ability to resolve the U.S. Food and Drug Administration’s clinical hold on our Phase 2a proof-of-concept trial of RAP-219 for the treatment of diabetic peripheral neuropathic pain;

•	the translation of endpoints in our current and planned clinical trials to future registrational trials;

•	our ability to replicate positive results from earlier preclinical studies or clinical trials conducted by us or third parties in current or future clinical trials;

•	our ability to demonstrate that our current and future product candidates are safe and effective for their proposed indications;

•

the number of patients with the diseases or disorders we elect to pursue with our product candidates, and the willingness of those patient populations to use and adhere to our product candidates if approved in the future;

•	the implementation of our business model, and strategic plans for our business, programs, future product candidates, platform, and technology;

•	our ability to advance any product candidates through applicable regulatory approval processes;

•	our ability to obtain additional cash and the sufficiency of our existing cash, cash equivalents and short-term investments to fund our future operating expenses and capital expenditure requirements;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

•	our ability to comply with our obligations under our intellectual property licenses with third parties, including Janssen Pharmaceutical NV;

•	our ability to maintain, expand and protect our intellectual property portfolio;

•	developments relating to our competitors and our industry;

•	existing regulations and regulatory developments in the United States and other jurisdictions;

•	our ability to identify and enter into future license agreements and collaborations;

•	general economic, industry, and market conditions, including rising interest rates and inflation;

•	our ability to attract, hire, and retain our key personnel and additional qualified personnel;

•	our anticipated use of our existing cash, cash equivalents and short-term investments; and

•

other risks and uncertainties, including those listed under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and the section of any accompanying prospectus supplement entitled “Risk Factors”, as well as in other filings made with the SEC subsequent to the date hereof that are incorporated by reference herein.

The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

We may from time-to-time provide estimates, projections and other information concerning our industry, our business and the markets for our programs and product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from our own internal estimates and research as well as from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. These estimates involve numerous assumptions, are subject to risks and uncertainties and are subject to change based on various factors, including those discussed under Part I, Item 1A “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and the section of any accompanying prospectus supplement entitled “Risk Factors”, as well as in other filings made with the SEC subsequent to the date hereof that are incorporated by reference herein. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

OUR COMPANY

Overview

We are a clinical-stage biotechnology company dedicated to discovering and developing small molecule precision medicines for patients with neurological or psychiatric disorders. Our foundational science has elucidated complexities of neuronal receptor biology and enables us to map and target certain neuronal receptor complexes. Neuronal receptors are complex assemblies of proteins, comprising receptor principal subunits and their receptor associated proteins (“RAPs”), the latter of which play crucial roles in regulating receptor expression and function. We believe that our deep expertise in RAP biology provides an opportunity for us to interrogate previously inaccessible targets and develop neurological and psychiatric drugs that are specific for receptor variants and neuroanatomical regions associated with certain diseases. Most neuroactive drugs lack this specificity, often resulting in undesired and intolerable side effects. Leveraging our expertise, we are developing a portfolio of precision product candidates that we believe has the potential to transform the standard of care of many neurological and psychiatric disorders.

Our founders have made pioneering discoveries related to the function of RAPs in the brain. Their findings form the basis of our RAP technology platform, which enables a differentiated approach to generate precision small molecule product candidates with the potential to overcome many limitations of conventional neurology drug discovery. RAP-219, our most advanced product candidate, is an AMPA receptor (“AMPAR”) negative allosteric modulator (“NAM”). RAP-219 is designed to achieve neuroanatomical specificity through its selective targeting of a RAP known as TARPg8, which is associated with the neuronal AMPARs. Whereas AMPARs are distributed widely in the central nervous system (“CNS”), TARPg8 is expressed only in discrete regions, including the hippocampus and neocortex, where focal seizures often originate. By contrast, TARPg8 has minimal expression in the hindbrain, where drug effects are often associated with adverse events. As such, we believe RAP-219 has the potential for a differentiated profile as compared to traditional neuroscience medications. Due to the role of AMPA biology in various neurological disorders and our precision approach of selectively targeting TARPg8, we believe RAP-219 has pipeline-in-a-product potential and we are evaluating it as a potentially transformational treatment for patients with focal epilepsy, bipolar disorder, and peripheral neuropathic pain.

A total of four Phase 1 trials in RAP-219 have been conducted to date in healthy adult volunteers: a single ascending dose (“SAD”) trial; a multiple ascending dose (“MAD”) trial; a second MAD trial (“MAD-2”), to assess dosing regimens that may accelerate time to reach therapeutic exposure; and a human positron emission tomography (“PET”) trial, which utilized a companion PET radiotracer to confirm brain target receptor occupancy and brain region specificity across a range of dosing and exposure levels. In January 2025, we announced results from our PET and MAD-2 trials of RAP-219. Data demonstrated that neuroanatomical specificity can be achieved through RAP-219’s selective targeting of TARPg8. In Cohort 1 of the human PET trial, which used the dosing regimen utilized in our ongoing Phase 2a trial in patients with refractory focal epilepsy, RAP-219 achieved target receptor occupancy associated with maximal seizure protection in preclinical models within five days and was generally well tolerated, which we believe further supports the use of such dosing regimen in the Phase 2a trial in patients with refractory focal epilepsy.

We are currently conducting a Phase 2a proof-of-concept trial in adult patients with refractory focal epilepsy, for which we expect to report topline results in the third quarter of 2025. We believe RAP-219 also has therapeutic potential in bipolar disorder and peripheral neuropathic pain, and we intend to initiate a Phase 2a proof-of-concept trial in bipolar mania in the third quarter of 2025 with topline results expected in the first half of 2027. We were notified in the fourth quarter of 2024 by the U.S. Food and Drug Administration (“FDA”) that the Investigational New Drug (“IND”) submitted for the initiation of a Phase 2a proof-of-concept trial of RAP-219 for the treatment of diabetic peripheral neuropathic pain (“DPNP”) was placed on clinical hold. The FDA requested additional information and amendments specific to the protocol design. The clinical hold is specific to the IND for DPNP and has not impacted our ongoing Phase 2a trial in refractory focal epilepsy or planned proof-of-concept trial in bipolar mania. We believe in our ability to advance the clinical development of RAP-219 for DPNP and will provide an update on the anticipated timing of the Phase 2a trial initiation later this year.

Beyond TARPg8, we have two advanced discovery-stage nicotinic acetylcholine receptor (“nAChR”) programs stemming from our RAP technology platform. The first comprises modulators of a6 nAChRs that we are developing in chronic pain; and the second comprises modulators of a9a10 nAChRs that we are developing in hearing disorders. Third-party genetic data suggest that these nAChR subtypes could be attractive drug targets for these diseases. We continue to leverage our RAP technology platform to discover additional product candidates that we believe have the potential to provide a transformative benefit for large patient populations with neurological or psychiatric diseases with unmet needs.

Private Placement

On June 6, 2024, we entered into the Share Purchase Agreement with the selling stockholder, pursuant to which we agreed to issue and sell to the selling stockholder an aggregate of 470,589 shares of our common stock, par value $0.001 per share (the “common stock”), at a price per share equal to the initial public offering price of $17.00 per share. The aggregate gross proceeds for the sale of the shares of common stock was approximately $8.0 million, and after deducting certain of our expenses, the net proceeds received by us in the private placement was approximately $7.4 million.

Under the Share Purchase Agreement, we agreed to use commercially reasonable efforts to prepare and file a registration statement with the SEC for purposes of registering the resale of 470,589 shares of our common stock held by the selling stockholder. We also agreed to use commercially reasonable efforts to cause the registration statement to be promptly declared effective by the SEC. This prospectus is part of that registration statement.

Additionally, we agreed to maintain the effectiveness of the registration statement until the earliest to occur of: (i) the date that all of the shares purchased by the selling stockholder covered by the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, or (ii) June 10, 2026, which is two years following the closing of the purchase and sale of the shares covered by the registration statement. We have agreed to be responsible for all fees and expenses incurred in connection with the registration of the shares.

The description of the Share Purchase Agreement is not complete and is qualified in its entirety by reference to the Share Purchase Agreement, the form of which has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on June 10, 2024. The representations, warranties and covenants made by us in such agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Corporate History

We were incorporated under the laws of the State of Delaware in February 2022 under the name Precision Neuroscience NewCo, Inc., and changed our name to Rapport Therapeutics, Inc. in October 2022. Our principal executive offices are located at 99 High Street, Suite 2100, Boston, MA 02110, and our telephone number is (857) 321-8020. We have one subsidiary, Rapport Therapeutics Securities Corporation, formed in December 2022 under the laws of the Commonwealth of Massachusetts. Our website address is www.rapportrx.com. The information contained in, or that can be accessed through, our website, does not constitute a part of this prospectus, and is not incorporated by reference in this prospectus or in any other filings we make with the SEC. We have included our website address in this prospectus solely as an inactive textual reference. Our common stock trades on The Nasdaq Global Market under the symbol “RAPP.”

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

•

being permitted to only disclose two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	not being required to hold advisory votes on executive compensation or to obtain stockholder approval of any golden parachute arrangements not previously approved;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

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an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

We are also a “smaller reporting company,” meaning that the market value of our shares held by nonaffiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million as of the last business day of the most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by nonaffiliates is less than $700 million as of the last business day of the most recently completed second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

USE OF PROCEEDS

The selling stockholder will receive all of the net proceeds from the sale of any shares of our common stock under this prospectus. We are not selling any shares of our common stock under this prospectus and we will not receive any proceeds from the sale of any shares of our common stock by the selling stockholder.

The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares of common stock covered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration, filing and printing fees, fees and expenses of our counsel and our independent registered public accounting firm, and costs associated with clearing the shares for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the shares being sold.

SELLING STOCKHOLDER

This prospectus covers the resale or other disposition, from time to time, by the selling stockholder identified in the table below or its pledgees, donees, transferees or other successors-in-interest, of up to 470,589 shares of our common stock issued and sold to the selling stockholder in connection with the private placement. See the section titled “Our Company – Private Placement.”

The table below presents information regarding the selling stockholder, the shares of common stock beneficially owned by it as of June 27, 2025, the shares of common stock that it may sell or otherwise dispose of from time to time under this prospectus and the number and percentage of our common stock the selling stockholder will own assuming all of the shares covered by this prospectus are sold by the selling stockholder.

The information set forth below is based upon information obtained from the selling stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by the selling stockholder as of the date of this prospectus. The percentages of shares owned after the offering are based on 36,497,677 shares of our common stock outstanding as of June 27, 2025, including the shares of common stock registered for resale hereby. Except as described below, to our knowledge, the selling stockholder has not been an officer or director of ours or of our affiliates within the past three years or had any material relationship with us or our affiliates within the past three years.

As used in this prospectus, the term “selling stockholder” includes the selling stockholder set forth below and any pledgees, donees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a gift, pledge, or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholder has voting and investment power. Shares of common stock subject to options, restricted stock units or other rights to purchase which are now exercisable or are exercisable within 60 days after June 27, 2025 are considered outstanding for purposes of computing the beneficial ownership and percentage ownership of the persons holding these options or other rights but not considered outstanding for the purpose of computing the percentage ownership of any other person.

The number of shares in the column “Common Stock That May Be Offered Pursuant to This Prospectus” represents all of the shares of our common stock that the selling stockholder may offer under this prospectus. The column “Beneficial Ownership of Common Stock After the Offering” assumes the sale of all the shares that may be offered by the selling stockholder pursuant to this prospectus and that the selling stockholder does not acquire any additional shares of our common stock before the completion of this offering. However, because the selling stockholder may sell all, some or none of its shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholder or that will be held by the selling stockholder after completion of any sales. We do not know how long the selling stockholder will hold the shares before selling them. Other than as described below in the section titled “Certain Relationships and Related Party Transactions,” we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares. See the section titled “Plan of Distribution.”

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholder. After the date of effectiveness, the selling stockholder may have sold or transferred, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their shares.

Information about the selling stockholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Beneficial Ownership of Common Stock Prior to the Offering			Common Stock That May Be Offered Pursuant to This Prospectus	Beneficial Ownership of Common Stock After the Offering
Name of Selling Stockholder	Number of Shares		Percent of Class (%)		Number of Shares(1)	Percent of Class (%)
Sofinnova Venture Partners XI, L.P.	1,863,327	(2)	5.11%	470,589	1,392,738	3.82%

(1)

Assumes that all the shares of the selling stockholder covered by this prospectus are sold, and that the selling stockholder does not acquire any additional shares of our common stock before the completion of this offering. However, as the selling stockholder can offer all, some, or none of its common stock, no definitive estimate can be given as to the number of shares that the selling stockholder will ultimately offer or sell under this prospectus.

(2)	Consists of 1,863,327 shares of our common stock. The address for the selling stockholder is c/o Sofinnova Investments, Inc., 3000 Sand Hill Road, Building 3, Suite 150, Menlo Park, CA 94025.

Certain Relationships and Related Party Transactions

Registration Rights

Under the Share Purchase Agreement, we agreed to use commercially reasonable efforts to prepare and file a registration statement with the SEC for purposes of registering the resale of 470,589 shares of our common stock held by the selling stockholder. We also agreed to use commercially reasonable efforts to cause the registration statement to be promptly declared effective by the SEC. This prospectus is part of that registration statement.

Additionally, we agreed to maintain the effectiveness of the registration statement until the earliest to occur of: (i) the date that all of the shares purchased by the selling stockholder covered by the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144 under the Securities Act, or (ii) June 10, 2026, which is two years following the closing of the purchase and sale of the shares covered by the registration statement. We have agreed to be responsible for all fees and expenses incurred in connection with the registration of the shares.

Series B Convertible Preferred Stock Financing

In August 2023, we issued and sold an aggregate of 51,273,790 of Series B convertible preferred stock at a price per share of $1.67727, for an aggregate purchase price of approximately $86.0 million, which included the voluntary early exercise of certain stockholders’ milestone tranche shares of Series B convertible preferred stock. In March 2024, we issued and sold an aggregate of 38,157,240 of Series B convertible preferred stock at a price per share of $1.67727, for an aggregate purchase price of approximately $64.0 million.

Each outstanding share of Series B convertible preferred stock was converted into shares of common stock at a ratio of 1-for-8.5648 immediately prior to the completion of our initial public offering. The following table summarizes purchases of our Series B convertible preferred stock by the selling stockholder:

Purchasers	Series B Convertible Preferred Stock	Total Purchase Price
Sofinnova Venture Partners XI, L.P.	11,924,138	$19,999,999

Participation in our Initial Public Offering

In June 2024, we completed our initial public offering, pursuant to which we issued and sold 9,200,000 shares of common stock (inclusive of 1,200,000 shares of common stock sold pursuant to the underwriters’ exercise of their option to purchase additional shares) at a public offering price of $17.00 per share. The aggregate gross proceeds to us from the initial public offering were approximately $156.4 million, before deducting underwriting discounts and commissions and other offering expenses. The following table summarizes purchases of shares of our common stock in our initial public offering by the selling stockholder:

Purchasers	Shares of Common Stock	Total Purchase Price
Entities affiliated with Sofinnova Venture Partners XI, L.P.	88,235	$1,499,995

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that it meets the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling stockholder may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholder has been advised that it may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder and any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. The maximum commission or discount to be received by any member of the FINRA or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We will pay all expenses of the registration of the shares of common stock pursuant to the Share Purchase Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any and any related legal expenses incurred by it.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.rapportrx.com. Information contained in, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement on Form S-3 we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities that may be offered by this prospectus. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2024 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April  24, 2025;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 8, 2025;

•	Current Reports on Form 8-K, filed with the SEC on January 10, 2025, March 3, 2025, June 2, 2025 and June 18, 2025 (excluding information furnished pursuant to Item 7.01, as applicable); and

•

The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-42121) as filed with the SEC on June  4, 2024, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on March 11, 2025.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Rapport Therapeutics, Inc.

99 High Street, Suite 2100

Boston, MA 02110

(857) 321-8020

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.rapportrx.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website solely as an inactive textual reference.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

470,589 Shares of Common Stock

Offered by the Selling Stockholder

PROSPECTUS

    , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses payable by Rapport Therapeutics, Inc. (the “Registrant” or the “Company”) in connection with the issuance and distribution of the shares of common stock being registered are set forth below. None of the expenses listed below are to be paid by the selling stockholder named in the prospectus that forms a part of this registration statement. Each item listed is estimated, except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$831.43
Legal fees and expenses	50,000
Accounting fees and expenses	12,500
Printing fees and expenses	12,000
Miscellaneous	4,668.57

Total	$80,000.00

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

We have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors and officers to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as directors or officers, except for liability for:

•	any breach of their duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for our directors, any unlawful payments related to dividends or unlawful stock purchases, redemptions or other distributions;

•	any transaction from which they derived an improper personal benefit; or

•	for our officers, any derivative action by or in the right of the corporation.

These limitations of liability do not alter director and officer liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our bylaws provide that:

•

we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and

•

we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers.

These agreements provide that we will indemnify each of our directors, our executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. We will advance expenses, including attorneys’ fees (but excluding judgments, fines and settlement amounts), to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as a director or officer brought on behalf of us or in furtherance of our rights. Additionally, certain of our directors or officers may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates or other third parties, which indemnification relates to and might apply to the same proceedings arising out of such director’s or officer’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors or officers are primary and any obligation of such affiliates or other third parties to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Certificate of Incorporation of Rapport Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2024)

3.2	Amended and Restated Bylaws of Rapport Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on June 10, 2024)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on May 17, 2024)

4.2	Amended and Restated Investors’ Rights Agreement, by and among the Registrant and certain of its stockholders, dated as of August 7, 2023 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 filed on May 17, 2024)

4.3	Form of Share Purchase Agreement, by and among the Registrant and the purchasers, dated as of June 6, 2024 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2024)

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature pages to the Registration Statement)

107*	Filing Fee Table

*	Filed herewith.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 1, 2025.

RAPPORT THERAPEUTICS, INC.

By:	/s/ Abraham N. Ceesay
Name:	Abraham N. Ceesay, M.B.A.
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Abraham N. Ceesay, M.B.A. and Troy Ignelzi as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in- fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Abraham N. Ceesay Abraham N. Ceesay, M.B.A.	Chief Executive Officer and Director (Principal Executive Officer)	July 1, 2025

/s/ Troy Ignelzi Troy Ignelzi	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2025

/s/ Steven M. Paul Steven M. Paul, M.D.	Director and Chairman	July 1, 2025

/s/ James I. Healy James I. Healy, M.D., Ph.D.	Director	July 1, 2025

/s/ John Maraganore John Maraganore, Ph.D.	Director	July 1, 2025

/s/ Paul Silva Paul Silva	Director	July 1, 2025

/s/ Raymond Sanchez Raymond Sanchez, M.D.	Director	July 1, 2025

/s/ Robert J. Perez Robert J. Perez	Director	July 1, 2025

/s/ Reid Huber Reid Huber, Ph.D.	Director	July 1, 2025

/s/ Wendy B. Young Wendy B. Young, Ph.D.	Director	July 1, 2025